AMENDMENT NO. 1


          THIS AMENDMENT NO. 1 (this "Amendment"), dated as of September 9, 1996 (the "Amendment Effective Date"), by and among REVCO D.S., INC., a Delaware corporation ("Revco"), the undersigned Lenders, BANQUE PARIBAS, a French banking corporation, and BANK OF AMERICA ILLINOIS, an Illinois banking corporation, as Managing Agents, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent,

                     W I T N E S S E S:

          WHEREAS, certain parties to this Amendment are parties to that certain Amended and Restated Credit
Agreement, dated as of July 27, 1995, with Revco (as in effect immediately prior to the Amendment Effective Date, the "Existing Credit Agreement" and, as amended by this Amendment, the "Credit Agreement"); and

          WHEREAS, Revco has requested that the Revolving
Lenders amend the Existing Credit Agreement in the manner set forth herein; and

          WHEREAS, pursuant to Section 11.1 of the Credit
Agreement, such amendments require the consent of the Required Lenders thereunder; and

          WHEREAS, the undersigned Revolving Lenders have consented to such amendments on the terms and conditions set forth herein,

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto, intending legally to be bound hereby, agree as follows:

          SECTION 1. Defined Terms; Interpretation. This
Amendment is a Credit Document under the Credit Agreement and, accordingly, Article I of the Credit Agreement applies hereto.

          SECTION 2. Amendments. On and from the Amendment
Effective Date, the Existing Credit Agreement is hereby amended as follows:

          (a) Section 8.2.3 (Liens) of the Credit Agreement is amended by adding at the end thereof the following:


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          ; provided that the provisions of this Section
          8.2.3 shall not apply to Margin Stock (or that portion thereof) otherwise subject to such provisions with a value (determined by any reasonable method selected by the Required Lenders) in excess of 25% of the value (as so determined) of all assets subject to such provisions (including such Margin Stock or portion thereof)

          (b) Clause (g) of Section 8.2.5 (Investments) of the Credit Agreement is amended by deleting the amount
     "$10,000,000" and substituting the amount "$50,000,000"
     in lieu thereof.

          (c) Section 8.2.8 (Consolidation, Merger,
     Acquisitions, etc.) of the Credit Agreement is amended by adding after the words "Permitted Material
     Acquisition" in clause (b) thereof the words "or
     Permitted Strategic Investment" and adding at the end thereof the following:

          , and provided, further, that the provisions of this Section 8.2.8 shall not apply (i) to any sale or disposition of Margin Stock for fair consideration, and (ii) to any Margin Stock (or that portion thereof) otherwise subject to such provisions with a value (determined by any reasonable method selected by the Required Lenders) in excess of 25% of the value (as so determined) of all assets subject to such provisions (including such Margin Stock or portion thereof)

          (d) Section 9.1.6 (Default or Other Indebtedness, etc.) of the Credit Agreement is amended by adding after the words "other material agreement" the following:

          (other than a default under terms applicable to Indebtedness owed to any Revolving Lender or Affiliate thereof restricting the sale, pledge or other disposition by Revco of Margin Stock with a value in excess of 25% of the value of all assets subject to such terms)

          (e) Schedule I to the Credit Agreement
     (Definitions) is amended by adding thereto the following defined terms (in appropriate alphabetical order):

               "Margin Stock" means margin stock (within the meaning of F.R.S. Board Regulation G, T, U or X).

               "Permitted Strategic Investment" means
          acquisition by Revco or a Subsidiary thereof of outstanding capital stock of any Person:

                    (a) the acquisition of all or
               substantially all of the outstanding capital stock of such Person Revco's Board of Directors has determined in good faith would constitute either (x) a Permitted Material
               Acquisition or (y) an acquisition permitted under clause (c) of Section 8.2.8;

                    (b) which stock has been acquired as
               part of a plan for such Permitted Material
               Acquisition or acquisition, as the case may be;

                    (c) notice of which plan has been given
               to the Managing Agents, together with Revco's computation supporting its determination that such acquisition will constitute a Permitted Material Acquisition, if applicable, including the pro forma tests contemplated by clause (d) of the definition thereof; and

                    (d) which stock will be sold or
               otherwise disposed by Revco as promptly as practicable following Revco's determination not to proceed with such Permitted Material
               Acquisition or acquisition, as the case may be.

          SECTION 3. Representations and Warranties. To induce the Lenders to enter into this Amendment, Revco represents and warrants to the Administrative Agent, the Managing Agents and the Revolving Lenders as follows:

          (a) the representations and warranties of Revco contained in Article VII of the Credit Agreement
     (except those solely relating to an earlier date) are true and correct in all material respects on the Amendment Effective Date; and

          (b) no Default has occurred and is continuing on the date hereof.

          SECTION 4. Effectiveness. This Amendment shall be and become effective if on or before September 30, 1996, this Amendment has been duly executed and delivered by Revco to the Administrative Agent and the Administrative Agent has received evidence satisfactory to it of the due execution and delivery hereof by the Required Lenders.

          SECTION 5. Miscellaneous.

          (a) Except as amended hereby, the Existing Credit
     Agreement and each other Credit Document remains in full force and effect and, except as otherwise set forth herein, Revco hereby ratifies and confirms its representations, warranties, covenants and agreements contained in, and liabilities under, the Credit
     Agreement and the other Credit Documents.

          (b) On and from the Amendment Effective Date, reference to the Existing Credit Agreement in any Credit Document shall be deemed to include a reference to the Credit Agreement, whether or not reference is made to this Amendment.

          (c) This Amendment may be executed in
     counterparts, each of which shall be deemed an original but all of which when taken together shall constitute a single agreement.

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first hereinbefore appearing.

                              REVCO D.S., INC.



                                   By: /s/ Brian P. Carney
                                   -------------------------
                                   Name: Brian P. Carney
                                   Title: Senior Vice President,
                                          Finance

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as
                              Administrative Agent and Bid
                              Loan Agent



                              By: /s/ Eric A. Schubert
                                  -------------------------
                                  Name:  Eric A. Schubert
                                  Title: Managing Director

                              BANK OF AMERICA ILLINOIS, individually,
                              as LC Issuer and as Managing Agent



                              By: /s/ Eric A. Schubert
                                  -------------------------
                                  Name:  Eric A. Schubert
                                  Title: Managing Director

                              BANKQUE PARIBAS, individually, as LC
                              Issuer and as Managing Agent



                              By: /s/ Peter Toal
                                  -------------------------
                                  Name:  Peter Toal
                                  Title: Regional General Manager


                              By: /s/ Gerald E. O'Keefe
                                  -------------------------
                                  Name:  Gerald E. O'Keefe
                                  Title: Vice President

                              ABN-AMRO BANK N.V.

                              BY:  ABN AMRO North America, Inc., as
                                   agent

                              By: /s/ James M. Janovsky
                                  -------------------------
                                  Name:  James M. Janovsky
                                  Title: Group V.P. and Director


                              By: /s/ Kathryn C. Toth
                                  -------------------------
                                  Name:  Kathryn C. Toth
                                  Title: V.P. and Operational Manager

                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                              By: /s/ F.N. Wilms
                                  -------------------------
                                  Name:  F.N. Wilms
                                  Title: Vice President

                              THE CHASE MANHATTAN BANK (formerly
                              known as Chemical Bank)



                              By: /s/ William Rindfuss
                                  -------------------------
                                  Name:  William Rindfuss
                                  Title: Vice President

                              CITIBANK, N.A.



                              By: /s/ Majorie Futornick
                                  -------------------------
                                  Name:  Majorie Futornick
                                  Title: Vice President

                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                              By: /s/ Mary Ann Klemm
                                  -------------------------
                                  Name:  Mary Ann Klemm
                                  Title: Authorized Signature


                              CREDIT LYONNAIS CHICAGO BRANCH



                              By: /s/ Mary Ann Klemm
                                  -------------------------
                                  Name:  Mary Ann Klemm
                                  Title: Vice President and Group Head

                              FIRST BANK NATIONAL ASSOCIATION



                              By: /s/ Bradley R. Sprang
                                  -------------------------
                                  Name:  Bradley R. Sprang
                                  Title: Commercial Banking Officer

                              THE LONG-TERM CREDIT BANK OF
                              JAPAN, LTD. CHICAGO BRANCH



                              By: /s/ Brady S. Sadek
                                  -------------------------
                                  Name:  Brady S. Sadek
                                  Title: Vice President & Deputy
                                         General Manager

                              NATIONSBANK, N.A. (CAROLINAS)



                              By: /s/ Justine E. Tobin
                                  -------------------------
                                  Name:  Justine E. Tobin
                                  Title: Vice President

                              PNC BANK, NATIONAL ASSOCIATION



                              By: /s/ William V. Armitage
                                  -------------------------
                                  Name:  William V. Armitage
                                  Title: Vice President

                              BANK OF MONTREAL



                              By: /s/ W. T. Calder
                                  -------------------------
                                  Name:  W. T. Calder
                                  Title: Director

                              THE BANK OF NEW YORK



                              By: /s/ Paula M. DiPonzio
                                  -------------------------
                                  Name:  Paula M. DiPonzio
                                  Title: Vice President

                              THE BANK OF NOVA SCOTIA



                              By: /s/ F.C.H. Ashby
                                  -------------------------
                                  Name:  F.C.H. Ashby
                                  Title: Senior Manager Loan
                                         Operations

                              CRESTAR BANK



                              By: /s/ Linda L. Bergmann
                                  -------------------------
                                  Name:  Linda L. Bergmann
                                  Title: Vice President

                              DRESDNER BANK AG NEW YORK AND
                              GRAND CAYMAN BRANCHES



                              By: /s/ Thomas J. Nadramia
                                  -------------------------
                                  Name:  Thomas J. Nadramia
                                  Title: Vice President



                              By: /s/ John W. Sweeney
                                  -------------------------
                                  Name:  John W. Sweeney
                                  Title: Assistant Vice President

                              THE FUJI BANK, LIMITED



                              By: /s/ Hidehiko Ide
                                  -------------------------
                                  Name:  Hidehiko Ide
                                  Title: General Manager

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED



                              By: /s/ Hiroaki Nakamura
                                  -------------------------
                                  Name:  Hiroaki Nakamura
                                  Title: Joint General Manager

                              NATIONAL CITY BANK



                              By: /s/ Stanley J. Gregorin, Jr.
                                  -------------------------------
                                  Name:  Stanley J. Gregorin, Jr.
                                  Title: Vice President

                              THE NIPPON CREDIT BANK, LTD.



                              By: /s/ Clifford Abramsky
                                  -------------------------
                                  Name:  Clifford Abramsky
                                  Title: Senior Manager

                              THE NORTHERN TRUST COMPANY



                              By: /s/ S. Biff Bowman
                                  -------------------------
                                  Name:  S. Biff Bowman
                                  Title: Vice President

                              WACHOVIA BANK OF GEORGIA, N.A.



                              By: /s/ Henry H. Hagan
                                  -------------------------
                                  Name:  Henry H. Hagan
                                  Title: Vice President

                              THE YASUDA TRUST & BANKING CO., LTD.



                              By: /s/ Joseph C. Meek
                                  -------------------------
                                  Name:  Joseph C. Meek
                                  Title: Deputy General Manager